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                                                                     EXHIBIT 3.1


                          CERTIFICATE OF INCORPORATION
                                       OF
                           WORLD COMMERCE ONLINE, INC.

         FIRST: The name of the corporation is World Commerce Online, Inc. (the "Corporation").

         SECOND: The address of its registered office in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle, Delaware 19805. The name of the registered agent at such address is Corporation Service Company.

         THIRD: The nature of the business or purpose to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         FOURTH: The total number of shares of all classes of stock that the Corporation shall have the authority to issue is 100,000,000 shares, consisting of:

                  (a) 90,000,000 shares of Common Stock, par value $0.001 per share;
                  (b) 10,000,000 shares of Preferred Stock, par value $0.001 per share.

         The board of directors is authorized, subject to limitations prescribed by law, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish form time to time the number of shares to be included in each such series, and to fix the designation, voting, powers, preferences and rights of the shares or each such series and any qualifications, limitations or restrictions thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the certificate or certificates establishing any series of Preferred Stock.

         FIFTH: The business and affairs of the corporation shall be managed by or under the direction of the board of directors, and the directors need not be elected by written ballot unless required by the bylaws of the corporation.

         SIXTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the board of directors is expressly authorized to make, alter or repeal the bylaws of the Corporation.

         SEVENTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed by the laws of the State of Delaware. All rights herein conferred upon stockholders are granted subject to this reservation.




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         EIGHTH: A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after the filing of the certificate of incorporation of which this article is a part to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

         Any repeal or modification of the foregoing paragraph by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

         NINTH: The name and mailing address of the person who is to serve as the sole director of the Corporation until the first annual meeting of stockholders or until his successor is elected and qualified is

                  Name                           Mailing Address
                  ----                           ---------------

                  Robert Shaw                    9677 Tradeport Drive
                                                 Orlando, FL 32827

         TENTH: The incorporator is Robert Shaw, whose mailing address is 9677 Tradeport Drive, Orlando, FL 32827

         I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this certificate of incorporation, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and, accordingly, have hereto set my hand this 30th day of September, 1999.


                                                 /s/ Robert Shaw
                                                 -------------------------------
                                                 Robert Shaw, Incorporator





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